UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
December 2, 2013

CIFC CORP.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-32551	20-2008622
(Commission File Number)	(I.R.S. Employer Identification No.)

250 Park Avenue, 4th Floor
New York, New York	10177
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:
(212) 624-1200

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.
On December 2, 2013, CIFC Corp. (the “Company”) entered into a Third Amended and Restated Stockholders Agreement (the “Stockholders Agreement”) by and between the Company and DFR Holdings, LLC, a Delaware limited liability company (“DFR Holdings”). The Stockholders Agreement will be effective as of the closing of the transactions contemplated by the Stock Purchase Agreement, dated as of December 2, 2013 (the “Stock Purchase Agreement”), by and between DFR Holdings and CIFC Parent Holdings LLC, a Delaware limited liability company (“CIFC Parent”), pursuant to which CIFC Parent has agreed to sell, and DFR Holdings has agreed to buy, subject to the terms and conditions of the Stock Purchase Agreement, all of the shares of Common Stock held by CIFC Parent. Based on the transactions contemplated by the Stock Purchase Agreement, CIFC Parent is not a party to the Stockholders Agreement.
Pursuant to the Stockholders Agreement, the Company agreed to nominate to the board of directors of the Company (the “Board”) at each annual or special meeting of stockholders at which an election of directors is held: (i) six directors designated by DFR Holdings; (ii) three directors nominated by the nominating committee of the Board and who must be independent directors under the Company’s corporate governance guidelines and applicable NASDAQ rules and must also be independent from DFR Holdings under applicable state law; (iii) one director being the Company’s then-serving chief executive officer; and (iv) one director nominated by the nominating committee of the Board. DFR Holdings agreed to take all necessary action to ensure that such persons are elected to the Board. If DFR Holdings owns less than 50% but at least 40% of the outstanding capital stock of the Company (assuming the full conversion of all outstanding Senior Subordinated Notes of the Company due December 9, 2017 (the “Convertible Notes”) into common stock of the Company, par value $0.001 per share (the “Common Stock”)), the number of directors that DFR Holdings is entitled to designate will be reduced to five. If DFR Holdings owns less than 40% but at least 30% of the outstanding capital stock of the Company (assuming the full conversion of all outstanding Convertible Notes into Common Stock), the number of directors that DFR Holdings is entitled to designate will be reduced to four. If DFR Holdings owns less than 30% but at least 10% of the outstanding capital stock of the Company (assuming the full conversion of all outstanding Convertible Notes into Common Stock), the number of directors that DFR Holdings is entitled to designate will be reduced to two. If DFR Holdings owns less than 10% but at least 5% of the outstanding capital stock of the Company (assuming the full conversion of all outstanding Convertible Notes into Common Stock), the number of directors that DFR Holdings is entitled to designate will be reduced to one. DFR Holdings also has the right to designate (i) two directors to the Nominating Committee of the Board so long as it owns at least 40% of the outstanding Common Stock (assuming conversion of the Convertible Notes) and (ii) one director to the Nominating Committee of the Board so long as it has the right to designate at least two directors to the Board.
Pursuant to the Stockholders Agreement, so long as DFR Holdings owns at least 5% of the outstanding Common Stock (assuming conversion of the Convertible Notes and including certain shares of stock issued or issuable pursuant to the Warrant issued to GE Capital Equity Investments, Inc. on September 24, 2012), if the Company proposes to issue any equity interests in the Company (subject to specified exceptions), including shares of Common Stock, other capital stock or convertible securities, then DFR Holdings has the right to purchase in such issuance the number of securities up to its current ownership percentage of the Company at the same purchase price as the Company’s proposed issuance to other purchasers.
Pursuant to the Stockholders Agreement, the Company agreed to elect to be a “controlled company” as defined by Rule 5615(c) of the Nasdaq Listing Rules and agreed that it will continue to elect to be a controlled company for so long as DFR Holdings holds over 50% of the outstanding Common Stock. In connection with the Stockholders Agreement, and for so long as DFR Holdings holds over 50% of the outstanding Common Stock, DFR Holdings is required to take all action necessary for the Company to be able to be treated as a “controlled company” and make all necessary filings and disclosures associated therewith.

The Stockholders Agreement includes a standstill provision pursuant to which DFR Holdings’ aggregate beneficial ownership of Common Stock and other voting securities may not be equal to or greater than 90%. Subject to certain exceptions (including, without limitation, any acquisitions consented to by a majority of the independent directors of the Board), DFR Holdings may not acquire Common Stock or other voting securities that would result in its ownership of Common Stock and other voting securities to be equal to or greater than 90%. The standstill provisions remain in effect until the earliest to occur of (i) entry by the Company into a definitive agreement providing for a change of control transaction, and (ii) the date that DFR Holdings owns less than 5% of the outstanding Common Stock.
The foregoing summary does not purport to be complete and is qualified in its entirety by the full text of the Stockholders Agreement, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.
DFR Holdings is considered a related party as a result of its ownership of 4,545,455 shares of Common Stock, issued as part of the consideration for the Company’s June 9, 2010 acquisition of Columbus Nova Credit Investments Management, LLC (the “CNCIM Acquisition”). As such, the accrual and payment of interest on the $25.0 million in aggregate principal amount of Convertible Notes purchased by DFR Holdings and the deferred purchase payments in respect of the CNCIM Acquisition are considered related party transactions. During the year ended December 31, 2012, DFR Holdings received $2.6 million in interest from the Company on the $25.0 million in aggregate principal amount of Convertible Notes purchased by DFR Holdings and received $1.5 million in deferred purchase payments from the Company in respect of the CNCIM Acquisition. The Company also has a management agreement in place with DFR Holdings to provide certain administrative and support services to DFR Holdings. The Company recorded $17,000 and $7,000 within receivables on the consolidated balance sheets as of December 31, 2012 and 2011, respectively, and $68,000 and $57,000 within investment advisory fees in the consolidated statements of operations for the years ended December 31, 2012 and 2011, respectively, related to this management agreement.
Item 3.03. Modification to Rights of Security Holders.
The description of the Stockholders Agreement in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) and (e)
On December 2, 2013, the Company entered into an Amended and Restated Non-Disclosure, Non-Competition, Non-Hiring, Non-Solicitation and Severance Agreement, by and between the Company and Peter Gleysteen (the “Gleysteen Agreement”). The Gleysteen Agreement provides that during its term Mr. Gleysteen will (i) continue to be employed by the Company as the Senior Investment Adviser of CIFC Asset Management LLC and Columbus Nova Credit Investments Management, LLC (reporting to the Board, the Chairman or lead director of the Board or any committee of the Board of which the Chairman and/or the lead director of the Board is a member), (ii) serve as interim President and Chief Executive Officer until the earliest of (x) the date that is four months after the effective date of the Gleysteen Agreement or for such longer period as may be mutually agreed, (y) the date on which a successor Chief Executive Officer (or successor interim Chief Executive Officer) is appointed, and (z) any date designated by the Board with not less than 10 day’s advanced notice to Mr. Gleysteen and (iii) serve as Vice-Chairman of the Board. The Company will pay Mr. Gleysteen a base salary of $600,000 per annum from the effective date of the Gleysteen Agreement until December 31, 2015 and $500,000 per annum from January 1, 2016 until December 31, 2016. The Gleysteen Agreement provides that Mr. Gleysteen will be entitled to payment of an annual bonus of $350,000 for each of years 2014, 2015 and 2016, payable on January 2, following the end of the applicable year, provided in each case that Mr. Gleysteen’s employment has not been terminated prior to December 31 of the applicable year pursuant to certain reasons specified in the Gleysteen Agreement.

The Gleysteen Agreement provides that in the event of an involuntary termination (as defined in the Gleysteen Agreement) of Mr. Gleysteen’s employment prior to December 31, 2016, Mr. Gleysteen will be entitled to (i) continued base salary payments through December 31, 2016, (ii) payment of all annual bonuses payable pursuant to the Gleysteen Agreement, and (iii) compensation for all accrued but unpaid vacation, sick and personal days through the date of such termination. Such payments are further conditioned upon Mr. Gleysteen signing a release upon such termination of his employment and his continued compliance with the terms of the restrictive covenants contained in the Gleysteen Agreement. Mr. Gleysteen is also subject to (i) a non-competition obligation during his active involvement with the Company and, in the event of the termination of Mr. Gleysteen’s employment for any reason on or prior to December 31, 2016, thereafter until the first to occur of (x) the date that is 6 months following the date of termination and (y) December 31, 2016 and (ii) a non-solicitation obligation during his active involvement with the Company and for a period of two years after the termination of his employment for any reason.
The Company also entered into a Second Amendment to 2011 Stock Option and Incentive Plan Stock Option Award Certifications, dated as of December 2, 2013, by and between the Company and Mr. Gleysteen (the “Option Amendment”). The Option Amendment provides that all stock options held by Mr. Gleysteen that were not previously vested and exercisable shall become immediately and fully vested and exercisable as of the closing of the transactions contemplated by the Stock Purchase Agreement. The Option Amendment also provides that, in certain circumstances, the stock options will remain outstanding until June 30, 2017 notwithstanding any provision in the option award certificates that would have resulted in an earlier termination. The Gleysteen Agreement provides that the shares of Common Stock subject to any such accelerated options (net of any shares used or that could have been used to pay the exercise price and applicable taxes), and any proceeds received upon the disposition of such shares, shall be deposited in an escrow account. The shares and funds held in such escrow account will be released to Mr. Gleysteen upon the earlier of (i) the expiration of the term of the Gleysteen Agreement on December 31, 2016, (ii) an involuntary termination (as defined in the Gleysteen Agreement) of Mr. Gleysteen’s employment or (iii) any other termination of Mr. Gleysteen other than a termination by Mr. Gleysteen described in Section 10 of the Gleysteen Agreement or if Mr. Gleysteen is terminated for cause (as defined in the Gleysteen Agreement).
The foregoing summary does not purport to be complete and is qualified in its entirety by the full text of the Gleysteen Agreement and the Option Amendment.
(b)
On December 2, 2013, each of Samuel P. Bartlett, Michael R. Eisenson and Tim R. Palmer resigned as a director of the Company, effective as of the closing of the transactions contemplated by the Stock Purchase Agreement. None of Messrs. Bartlett, Eisenson, or Palmer has any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.
Item 7.01. Regulation FD Disclosure.
On December 2, 2013, the Company issued the press release attached hereto as Exhibit 99.1 announcing the Stock Purchase Agreement and related matters. In accordance with General Instruction B.2 of Form 8-K, the information set forth herein and in the press release is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing by CIFC Corp. under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing. The information set forth in Item 7.01 of this Current Report on Form 8-K shall not be deemed an admission as to the materiality of any information in this Current Report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.
Item 9.01.  Financial Statements and Exhibits.
(d)           Exhibits
10.1    Third Amended and Restated Stockholders Agreement, dated as of December 2, 2013, by and between CIFC Corp. and DFR Holdings, LLC.
99.1    Press release, dated December 3, 2013, furnished herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIFC CORP.

Date: December 3, 2013	By: /s/ ROBERT C. MILTON III
Name: Robert C. Milton III
Title: General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Third Amended and Restated Stockholders Agreement, dated as of December 2, 2013, by and between CIFC Corp. and DFR Holdings, LLC.
99.1	Press release, dated December 2, 2013, furnished herewith.